Filed Pursuant to Rule 424(b)(5)

Registration No. 333-298543

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 24, 2026)

ONE STOP SYSTEMS, INC.

$50,000,000

Common Stock

We have entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Piper Sandler & Co. (“Piper Sandler”) as our sales agent, dated October 28, 2026, relating to the sale of shares of our common stock, $0.0001 par value per share, offered by this prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Piper Sandler.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “OSS.” The last reported sale price of our common stock on Nasdaq on October 23, 2026 was $5.91 per share.

Sales of our common stock, if any, under this prospectus supplement may be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4), under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on Nasdaq. Piper Sandler is not required to sell any specific number or dollar amount of our common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Piper Sandler and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Piper Sandler for sales of common stock sold pursuant to the Equity Distribution Agreement will be up to 3.0% of the aggregate gross proceeds of any shares of common stock sold thereunder. In connection with the sale of the common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Piper Sandler with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to Piper Sandler.

Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-7 of this prospectus supplement, page 9 of the base prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Piper Sandler

The date of this prospectus supplement is October 28, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-298543) that we filed on August 24, 2026 with the Securities and Exchange Commission (the “SEC”) and that was declared effective on September 2, 2026, utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time in one or more offerings up to an aggregate of $100,000,000 of the securities described in the accompanying base prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement, except to the extent that a statement in a later-dated document, including a document incorporated by reference, modifies or supersedes an earlier statement. We urge you to carefully read this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Information Incorporated by Reference,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, except to the extent such information has been modified or superseded by subsequently filed information, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of certain documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

As used in this prospectus supplement, the terms “we,” “us,” “our,” “Company,” “OSS” and “One Stop Systems” refer to One Stop Systems, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

This prospectus supplement, the accompanying base prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us and other companies. One Stop Systems, the One Stop Systems logo and other trademarks or service marks of One Stop Systems appearing in this prospectus are the property of One Stop Systems, Inc. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights, or that the applicable owners will not assert their rights, to such trademarks and trade names.

The industry and market data contained or incorporated by reference in this prospectus supplement are based on management’s estimates and assumptions or on independent industry publications, reports by market research firms and other published sources. Although we believe these sources to be reliable, we have not independently verified all such information and cannot guarantee its accuracy or completeness. Industry and market data are subject to change and may be inherently imprecise due to limitations on the availability and reliability of underlying data, the voluntary nature of certain data collection processes and other uncertainties associated with market research. Accordingly, actual market conditions and results may differ materially from the estimates and assumptions reflected in such information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and documents incorporated herein by reference and therein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations and assumptions regarding future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, potential acquisitions or other strategic transactions, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek,” “potential,” “forecast, or “target” or similar expressions in this prospectus supplement or in documents incorporated by reference into this prospectus supplement, although not all forward-looking statements contain these identifying words. We intend that such forward-looking statements be subject to the safe harbors created thereby to the extent applicable.

These forward-looking statements include, among other things, statements about:

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our ability to adjust to economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability, inflation, tarriffs and changes in trade policies and could harm our financial condition and results of operations;
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our ability to remediate issues with volatile or recessionary conditions in the United States or abroad which could adversely affect our business and/or our access to capital markets in a material manner;
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adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations;
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our ability to file Annual and Quarterly Reports on a timely basis;
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our ability to raise additional capital to fund our operations if and as needed;
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our ability to achieve and sustain profitability;
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our estimates regarding our future performance including, without limitation, any estimates of potential future revenues;
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estimates regarding market size;
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our estimates regarding expenses, revenues, financial performance, and capital requirements, including the length of time our capital resources will sustain our operations;
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our dependence on third parties for the manufacture of our products;
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our ability to identify, evaluate, execute, and successfully integrate potential acquisitions or strategic transactions, and the anticipated benefits of any such transactions;
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our ability to develop, manufacture and deliver new products and product enhancements that meet customer requirements and anticipated market demand;
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our ability to expand our organization to accommodate potential growth;
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our ability to retain and attract key personnel; and
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our expected use of proceeds from this offering.

These forward-looking statements are based on the current beliefs, assumptions, uncertainties and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference into this prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and accompanying base prospectus, or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward- looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information that you should consider before investing in the securities offered by this prospectus supplement. You should carefully read the entire prospectus supplement and the accompanying base prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering before making an investment decision.

Overview

The Company designs, manufactures, and markets specialized enterprise class high-performance compute, high speed switch fabrics and storage hardware and software, which are designed to target edge applications for artificial intelligence ("AI") / machine learning ("ML"), sensor processing, sensor fusion and autonomy. Edge computing is a form of computing that is done on platform or on site, connected with the data source or the user, rather than in the cloud, minimizing the need for data to be processed remotely. This growing trend increases computing performance and security, as the data does not have to travel to distant datacenter locations. Edge computing is most recognizable in applications such as sensor processing, sensor fusion, autonomy, and AI/ML. To meet the demands at the edge we offer specialized products and system solutions that consist of computers, switch fabrics and storage products that incorporate the latest state-of-the art components with embedded proprietary software. Such products and systems allow us to offer high-end solutions to be integrated into edge platforms in our target markets.

We believe the global increase in load on cloud infrastructure and increase in AI applications are the primary factors driving the growth of the edge computing market. We market our products to manufacturers of automated equipment used for medical, industrial, and military applications. Our customer applications often require connection to a wide array of data sources and sensors, ultra-fast processing power, and the ability to quickly access and store large and ever-growing data sets at their physical location (rather than in the cloud). This equipment requires datacenter class performance optimized for deployment at the edge in challenging environments. Many of these edge applications have unique requirements, including special and compact form factors ruggedized for harsh conditions, which cannot be accommodated by traditional controlled air-conditioned datacenters.

We believe that we are uniquely positioned as a specialized provider to address the needs of this market, providing custom servers, data acquisition platforms, compute accelerators, solid-state storage arrays, system input/output expansion systems, as well as edge optimized industrial and panel PCs, tablets, and handheld compute devices. Our systems also offer industry leading capabilities that occupy less physical space and require less power consumption. We deliver this high-end technology to our customers through the sale of equipment and embedded software.

Corporate Information

The Company was originally incorporated as a California corporation in 1999, after initially being formed as a California limited liability company in 1998. On December 14, 2017, the Company was reincorporated as a Delaware corporation in connection with its initial public offering. Our principal executive offices are located at 2235 Enterprise Street, Suite 110, Escondido, California 92029. Our telephone number is (760) 745-9883 and our corporate website is www.onestopsystems.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. We have included our website address as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2002, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our shares of common stock held by non-affiliates) of less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Reduced disclosures in our filings with the SEC due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. For example, smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Further, as a non-accelerated filer, we are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Sarbanes-Oxley Act Section 404(b).

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $50,000,000.
Manner of offering	“At-the-market” offering as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through Piper Sandler as sales agent. See “Plan of Distribution” for more information.
Common stock to be outstanding after this offering

Up to 33,497,682 shares (as more fully described in the notes following this table), assuming sales of 8,460,237 shares of our common stock in this offering at an assumed offering price of $5.91 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 23, 2026. The actual number of shares of common stock issued will vary depending on the sales price under this offering.

Use of proceeds

We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of net proceeds we receive will depend upon the number of shares of our common stock sold and the prices at which they are sold, after deducting sales commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash, to fund our growth strategies, including potential acquisitions, for working capital to support the expected growing sales within our core OSS segment and for other general corporate purposes. We may use a portion of the net proceeds to fund the cash consideration payable in connection with a potential acquisition of a complementary business. See “Use of Proceeds” in this prospectus supplement.

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and under the similar heading in the accompanying base prospectus and the other information included or incorporated by reference herein or therein.

Nasdaq Capital Market Symbol	“OSS”

The number of shares of common stock to be outstanding after this offering is based on 25,037,445 shares of common stock outstanding as of September 30, 2026, and excludes:

•	522,575 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2026 having a weighted-average exercise price of $2.88 per share;

•	904,463 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of September 30, 2026

•

2,619,541 shares of common stock reserved for issuance pursuant to future equity awards under our 2017 Equity Incentive Plan (the “2017 Plan”) as of September 30, 2026, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2017 Plan.

Except as otherwise indicated, all information contained in this prospectus supplement assumes:

•	no exercise of outstanding stock options or vesting and settlement of restricted stock units as described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus supplement and the accompanying base prospectus, together with all other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties that are currently unknown to us or that we currently deem immaterial may also adversely affect our business, financial condition and results of operations. If any of these risks materialize, the trading price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to This Offering and Ownership of our Stock

The market price of our common stock has been and may continue to be volatile.

The market price of our common stock has been volatile, and this volatility has been significant in recent periods. During the 12-month period ended October 19, 2026, the closing price of our common stock increased from $5.33 per share on October 20, 2025 to $6.08 per share on October 19, 2026, with significant fluctuations during that period. The market price of our common stock may continue to fluctuate widely in response to various factors, some of which are beyond our control. These factors include, but are not limited to:

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fluctuations in demand for our products and services;

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the inherent complexity, length, and associated unpredictability of product development windows and product lifecycles;

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changes in customers’ budgets for technology purchases and delays in their purchasing cycles;

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changing market conditions;

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any significant changes in the competitive dynamics of our markets, including new entrants, or further consolidation;

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our ability to continue to broaden our customer base beyond our traditional customers;

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the timing of product releases or upgrades by us or our competitors;

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actual or anticipated fluctuations in our financial results or differences between our results and market expectations;

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our ability to develop, introduce, and ship in a timely manner new products and product enhancements and anticipate future market demands that meet our customers’ requirements.

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announcements regarding potential acquisitions, strategic transactions and other significant corporate developments; and

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the issuance or sale of additional shares of our common stock, including pursuant to this offering, or the perception that such issuances may occur.

In addition, the stock market generally, and the market for companies operating in the artificial intelligence, machine learning and technology sectors in particular, have experienced significant price and trading volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in those markets. These market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, investors in this offering may experience substantial losses on their investment.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, and the amount and timing of any resulting net proceeds, are uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Piper Sandler at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by Piper Sandler after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Piper Sandler. Because the timing of any sales is not known at this time and the price per share of each share sold will fluctuate based on the market price of our common stock during any sales periods, it is not possible at this stage to predict the number of shares that will be ultimately issued or the amount or timing of any net proceeds we may receive.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds in ways that ultimately increase the value of your investment. We may use a portion of the net proceeds to fund acquisitions of or investments in complementary businesses, products or technologies, including the cash consideration payable in connection with a potential acquisition. However, there can be no assurance that any such acquisition will be consummated or, if consummated, will achieve the anticipated benefits. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in interest-bearing, investment-grade securities, certificates of deposit or government securities. These investments may not yield a favorable return to our stockholders.

We may use a portion of the proceeds from this offering to pursue acquisitions that may not be completed or, if completed, may not achieve their anticipated benefits.

We may use a portion of the net proceeds from this offering, together with our existing cash and other available sources of financing, to fund acquisitions of complementary businesses, products or technologies. We may incur significant expenses in evaluating, negotiating and pursuing potential acquisitions, whether or not such transactions are ultimately completed. There can be no assurance that we will enter into definitive agreements with respect to any potential acquisition or that any such transaction will be consummated on acceptable terms or at all.

If we complete an acquisition, we may encounter difficulties integrating the acquired business, products, technologies, personnel or operations, and we may not realize the anticipated strategic, operational or financial benefits of the transaction. Acquisitions may also require substantial cash expenditures, the issuance of additional equity securities or the incurrence of indebtedness, any of which could adversely affect our financial condition, operating results or existing stockholders. If a contemplated acquisition is not completed, we may have incurred substantial transaction expenses and devoted significant management time and resources without realizing any corresponding benefits. Any of these factors could materially adversely affect our business, financial condition, results of operations and the market price of our common stock.

We may not raise sufficient proceeds from this offering to meet our anticipated capital needs.

There can be no assurance that we will be able to sell any shares of our common stock pursuant to the Equity Distribution Agreement with Piper Sandler & Co. or that we will receive any particular amount of proceeds from this offering. The amount of proceeds we receive will depend on a number of factors, including market conditions, the trading price of our common stock, investor demand and the number of shares we elect to sell. We are not obligated to sell any shares pursuant to the Equity Distribution Agreement, and we may suspend or terminate sales at any time, subject to the terms of the agreement. If we are unable to raise sufficient proceeds from this offering, we may need to use existing cash resources, obtain additional financing or modify or delay certain planned expenditures, including potential acquisitions or other growth initiatives. There can be no assurance that additional financing will be available on acceptable terms or at all.

Future issuances or sales of our shares could cause the market price of our common stock to drop significantly, even if our business is doing well.

We may issue additional shares of our common stock from time to time, including pursuant to this offering, in connection with future financing transactions, acquisitions, equity compensation arrangements or for other corporate purposes. Sales of substantial amounts of our common stock in the public market, including shares sold pursuant to this offering, or the perception that such sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through future offerings of equity securities.

The shares of common stock offered pursuant to this prospectus supplement will be sold from time to time at prevailing market prices or prices related to prevailing market prices, which may fluctuate significantly during the offering period. The issuance and sale of additional shares of common stock pursuant to this offering or otherwise may result in dilution to our existing stockholders and could cause the market price of our common stock to decline, even if our business is otherwise performing well. As a result, investors in this offering may lose some or all of their investment.

Investors who purchase shares of our common stock at different times in this offering may pay different prices and experience different levels of dilution.

We may sell shares of our common stock from time to time pursuant to this offering at prices that fluctuate based on market conditions. Accordingly, investors who purchase shares at different times during this offering may pay different prices for those shares and may experience different levels of dilution and different investment results. Investors who purchase shares in this offering may experience a decline in the value of their shares if we subsequently sell additional shares at prices lower than the prices paid by such investors.

The exercise of outstanding stock options and vesting of restricted stock units may dilute your ownership interest in our common stock and adversely affect its market price.

The exercise of some or all of our outstanding stock options and restricted stock units could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share. As of September 30, 2026, we have options to purchase 422,575 shares of our common stock outstanding and exercisable at an average price of $2.86 per share. We also have outstanding options to purchase 100,000 shares of our common stock which are unvested and have a weighted average exercise price of $2.95 per share. In addition, as of September 30, 2026, we had 904,463 unvested restricted stock units outstanding, which may result in the issuance of additional shares of our common stock upon vesting. In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of common stock eligible for resale in the public market. Sales of substantial numbers of such shares of common stock in the public market could adversely affect the market price of our shares of common stock . Substantial dilution and/or a substantial increase in the number of shares of common stock available for future resale may negatively impact the trading price of our shares of common stock.

USE OF PROCEEDS

We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement with Piper Sandler as a source of financing.

We intend to use the net proceeds from this offering, together with our existing cash, to fund our growth strategies including potential acquisitions, for working capital to support the expected growing sales within our core OSS segment and for other general corporate purposes. We may use a portion of the net proceeds from this offering to fund the cash consideration payable in connection with a potential acquisition of a complementary business. We may also use the net proceeds to acquire or invest in complementary businesses, products and technologies. We regularly evaluate acquisition opportunities and engage in related discussions with other companies. There can be no assurance that any potential acquisition will be consummated.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the uses described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, which may consist of money market funds and marketable debt securities, including short-term, investment-grade corporate bonds and U.S. Treasury securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent that the price per share you pay for our common stock exceeds the as-adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

Our net tangible book value as of September 30, 2026 was approximately $38.2 million, or $1.53 per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2026.

After giving effect to the assumed sale of 8,460,237 shares of our common stock in this offering at an assumed offering price of $5.91 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on October 23, 2026, for aggregate gross proceeds of approximately $50.0 million, and after deducting estimated sales commissions and offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2026 would have been approximately $86.5 million, or $2.58 per share of common stock. This represents an immediate increase in as-adjusted net tangible book value of approximately $1.05 per share to our existing stockholders and an immediate dilution of approximately $3.33 per share to investors purchasing shares of our common stock in this offering at the assumed offering price.

The following table illustrates this hypothetical dilution on a per share basis:

Per Share
Assumed offering price per share	$5.91
Net tangible book value per share as of September 30, 2026	$1.53
Increase in net tangible book value per share attributable to this offering	$1.05
As-adjusted net tangible book value per share after giving effect to this offering	$2.58
Dilution per share to investors purchasing shares in this offering	$3.33

The foregoing table assumes that all $50.0 million of our common stock offered pursuant to this prospectus supplement is sold at the assumed offering price of $5.91 per share. The actual number of shares sold, if any, and the prices at which such shares are sold pursuant to the Equity Distribution Agreement will vary. Accordingly, the actual dilution to investors purchasing shares in this offering may differ materially from the amounts illustrated above.

The foregoing discussion and table are based on 25,037,445 shares of our common stock outstanding as of September 30, 2026, and exclude:

•
522,575 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2026, having a weighted-average exercise price of $2.88 per share;
•
904,463 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of September 30, 2026; and
•
2,619,541 shares of common stock reserved for issuance pursuant to future equity awards under our 2017 Equity Incentive Plan as of June 30, 2026, as well as any future increases in the number of shares reserved for issuance under such plan.

To the extent that outstanding stock options are exercised, restricted stock units vest and settle, additional equity awards are granted or we issue additional shares of common stock or securities convertible into or exercisable for common stock in the future, investors purchasing shares in this offering may experience additional dilution.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Piper Sandler & Co. (“Piper Sandler”), pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Piper Sandler, acting as our sales agent. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made by Piper Sandler by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Capital Market. Subject to the terms of the Equity Distribution Agreement and any applicable placement notice, Piper Sandler may also sell shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or by any other method permitted by law, subject to our prior written consent.

Each time we wish to issue and sell shares of our common stock under the Equity Distribution Agreement, we will notify Piper Sandler of the number of shares to be sold, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Upon receipt of such notice, unless Piper Sandler declines to accept its terms, Piper Sandler has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the shares on the terms specified in the notice. Piper Sandler's obligations under the Equity Distribution Agreement are subject to the satisfaction of certain conditions specified therein. There can be no assurance that Piper Sandler will be successful in selling any shares of our common stock pursuant to the Equity Distribution Agreement.

Settlement for sales of shares of our common stock generally will occur on the first full business day following the date on which such sales are made, unless otherwise agreed by us and Piper Sandler in accordance with applicable law. Sales of shares of our common stock generally will be settled through the facilities of The Depository Trust Company or by such other means as we and Piper Sandler may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

For its services as sales agent, we will pay Piper Sandler an amount up to 3.0% of the aggregate gross sales proceeds from each sale of shares our common stock sold pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

In addition, we have agreed to reimburse Piper Sandler for its out-of-pocket expenses, including the reasonable fees and disbursements of its legal counsel, in an amount not to exceed $75,000 in connection with the filing of the initial prospectus supplement pursuant to the Equity Distribution Agreement and $15,000 for each quarter subsequent to the quarter in which this prospectus supplement is filed. Such reimbursements will be subject to the limitations of FINRA Rule 5110. We estimate that the total expenses of this offering payable by us, excluding sales commissions and expense reimbursements payable to Piper Sandler under the Equity Distribution Agreement, will be approximately $250,000. The remaining proceeds, after deducting sales commissions and other applicable fees and expenses, will constitute our net proceeds from the sale of the shares.

Piper Sandler will provide written confirmation to us no later than the opening of the trading day immediately following each trading day on which shares of our common stock are sold pursuant to the Equity Distribution Agreement. Each confirmation will include the number of shares sold on that day, the volume-weighted average price of the shares sold and the net proceeds payable to us.

In connection with the sale of shares of our common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and its compensation will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against certain civil liabilities, including liabilities under the Securities Act, and to contribute to payments that Piper Sandler may be required to make in respect of such liabilities.

The offering of shares of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement as permitted therein. We may terminate the provisions of the Equity Distribution Agreement relating to the solicitation of offers to purchase shares at any time upon 10 days’ written notice to Piper Sandler. Piper Sandler may terminate such provisions at any time upon written notice to us. Either party may also suspend sales under the Equity Distribution Agreement upon notice to the other party, subject to the terms of the agreement. Any termination or suspension will not affect the parties' obligations with respect to sales effected prior to such termination or suspension.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement will be filed as an exhibit to our Current Report on Form 8-K to be filed with the SEC in connection with this offering and incorporated by reference into this prospectus supplement. See “Information Incorporated by Reference.”

Piper Sandler and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us, for which services they have received, and may in the future receive, customary fees. In the course of its business, Piper Sandler may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Piper Sandler may at any time hold long or short positions in such securities. However, neither Piper Sandler nor its affiliates will engage in transactions in our common stock that are intended to stabilize or maintain the market price of our common stock.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Piper Sandler, and Piper Sandler may distribute the prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, has acted as our Company's legal counsel and will pass upon the validity of the securities offered by this prospectus supplement. Paul Hastings LLP, New York, New York is acting as counsel to the sales agent in this offering.

EXPERTS

The consolidated financial statements of One Stop Systems, Inc., as of December 31, 2025 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this prospectus supplement and the accompanying base prospectus, have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the common stock offered hereby. This prospectus supplement, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Some of this information may be accessed through the SEC’s Internet address at http://www.sec.gov. We maintain a website at www.onestopsystems.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus. Information contained in this prospectus supplement and the accompanying base prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying base prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC (001-38371) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement:

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our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2026 (other than information furnished rather than filed);

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, June 30, 2026 and September 30, 2026 filed with the SEC on May 6, 2026, August 5, 2026 and October 28, 2026, respectively;

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our Current Reports on Form 8-K, filed with the SEC on January 6, 2026, May 19, 2026, and August 5, 2026, and

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the on January 29, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 24, 2022.

We also incorporate by reference into this prospectus supplement and the accompanying base prospectus all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities covered by this prospectus supplement.

Notwithstanding the foregoing, unless expressly incorporated by reference, we do not incorporate by reference any information furnished, rather than filed, with the SEC, including information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and any related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

One Stop Systems, Inc.

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying base prospectus.

PROSPECTUS

$100,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $100,000,000 in aggregate dollar amount of shares of our common stock; preferred stock; debt securities; warrants to purchase our common stock, preferred stock or debt securities; subscription rights to purchase our common stock, preferred stock or debt securities; and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which the foregoing securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the Nasdaq Capital Market under the symbol “OSS.” On August 10, 2026, the last reported sales price for our common stock on the Nasdaq Capital Market was $12.65 per share. None of the other securities we may offer pursuant to this prospectus are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 10 of this prospectus and any applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $100,000,000. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer.

We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “One Stop,” “OSS,” the “Company,” “we,” “us,” and “our” refer to One Stop Systems, Inc., a Delaware corporation.

One Stop Systems, the One Stop Systems logo, and other trademarks or service marks of One Stop Systems appearing in this prospectus are the property of One Stop Systems, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Business Overview

One Stop Systems, Inc. (“OSS” or the “Company”) OSS designs, manufactures, and markets specialized enterprise class high-performance compute, high speed switch fabrics, and storage hardware and software, which are designed to target edge applications for AI/ML, sensor processing, sensor fusion, and autonomy. Edge computing is a form of computing that is done on platform or on site, connected with the data source or the user, rather than in the cloud, minimizing the need for data to be processed remotely. This growing trend increases computing performance and security, as the data does not have to travel to distant datacenter locations. Edge computing is most recognizable in applications such as sensor processing, sensor fusion, autonomy, and AI/ML. To meet the demands at the edge, we offer specialized products and system solutions that consist of computers, switch fabrics, and storage products that incorporate the latest state-of-the art components with embedded proprietary software. Such products and systems allow us to offer high-end solutions to be integrated into edge platforms in our target markets.

The fast-growing edge computing space consists of three major segments. The first segment is comprised of smaller datacenters located near the user - on the edge. These typically include compute and storage racks in environmentally controlled buildings, similar to large cloud datacenters. Suppliers in this space tend to be the same large server and storage manufacturers whose products are used at cloud datacenters. The second segment includes billions of Internet-of-Things (“IOT”) devices that may reside in everything from home appliances to the factory production floor. These IOT devices and applications tend not to be challenged on performance and easily communicate up to the cloud or the datacenters on the edge. OSS does not focus on either of the foregoing segments. The third segment is focused on edge platforms generally on the move or located in challenging environmental conditions. These edge platforms are primarily on land, in the air, or at sea on vehicles that need enterprise class datacenter level performance for sensor processing, sensor fusion, autonomy, and AI/ML applications. This is where OSS’ vision and strategy is aligned, and where we believe that we offer the greatest unique value.

Examples of these applications range from industrial autonomous trucks, to mining equipment and smart agricultural equipment, to military land, sea, and airborne weapon system platforms. Less mobile applications that utilize High Performance Compute ("HPC") and edge computing include items such as medical applications, mobile command centers, and certain datacenters.

Sensor fusion, autonomy and AI capabilities require that these demanding applications be connected to a wide array of data sources and sensors, and to have the ability to quickly access and store large and ever-growing data sets. They must be able to maintain ultra-fast processing power to act on data or process sensor inputs in real time at the edge location, which is independent of whether a high-speed network, like 5G or a tactical data link, connects the edge application back to the distant central data or command centers. Standard servers and storage systems available in the market do not address, and typically will not survive, the edge environment requirements. Although the network or data link, if it exists, may transfer data, or be used for updates, the latency is not acceptable for many of these applications where time is of the essence. This increases the need for enterprise class datacenter level performance using the latest generation of products from companies like NVIDIA, AMD, and Intel. In most of these edge applications, available space is limited and the number of inputs from sensors and other data sources are significant thus requiring high speed switch fabrics like the latest in PCI Express, for which OSS is a recognized expert in the market. In all cases, at the edge, there is a demanding operational environment that requires ruggedized solutions to deliver assured and continued operation, which must be balanced with size weight and power (“SWAP”) requirements. Solutions in this space must not only be light and fit into small volumes, but must also survive drops, subsg-forces, and vibration. Additionally, they must continue to operate at extreme temperatures and in dusty or wet conditions.

Many companies that enter this space tend to offer solutions based on older and lower performance technology, whereas we aim to advance our proprietary state-of-the-art technologies and utilize the latest generation of enterprise class products to help ensure superior performance. We aim to leverage our proven track-record of delivering first-to-market advanced technologies and technical strength, working with the latest high-speed networks like PCI Express, Ethernet, and NVIDIA’s NVLink®. This is in addition to our expertise with rugged servers, compute acceleration, and high-performance flash array storage systems. By combining our knowledge and execution for deploying these systems in challenging environments, we believe we bring the latest commercially available datacenter-level technology and products to this market.

Industry Background and Market Opportunity

The notion of network-based computing dates to the 1960s, but many believe the first use of “cloud computing” in its modern context occurred in 2006 when Google’s then-CEO, Eric Schmidt, introduced the term during an industry conference. Years later, the explosive growth of internet of things (“IoT”) connected devices, along with new applications that require real-time computing power, started to create the drive for edge-computing systems. As the demand for AI on the edge and autonomous vehicles grew, so did the need for high-performance solutions to operate in harsh environments and reduce risk of loss of connectivity to the cloud.

Edge computing is one of the fastest growing markets in the computing space, driven by the need to do more at the edge. The concept of edge computing is simply deploying compute systems closer to the actual user of the system, rather than communicating with a distant cloud computing facility.

Edge compute markets tend to implement sensor processing, sensor fusion, AI/ML, autonomous, and/or semi-autonomous solutions. We believe markets for these products are large and growing. Applications deploying these technologies today, or that we expect to do so in the future, include, without limitation:

• Commercial/Industrial - Trucks, buses, trains, aviation, agriculture, mining, medical, oil & gas, etc.

• Military/Government - Aircraft, rotary winged aircraft, ships, mobile command, mobile radar, submersibles, land vehicles, drones, etc.

We expect these applications to deploy increasingly faster computing systems at lower latencies to meet industry and competitive goals. Whereas the goal used to be for an edge compute platform to perform a single application, such as autonomous navigation, now this has been expanded to include in excess of ten or more AI applications running simultaneously. This expansion requires significantly more compute power and data storage, as well as lower latency, than traditional embedded computers can manage while operating in harsh, challenging, and space constrained environments.

Product Offerings

Our systems are built using the latest CPU, GPU, high speed switch fabrics, and flash storage technologies that draw upon years of expertise in designing and manufacturing custom, semi-custom, as well as standard systems for military and commercial customers. We have a history of being first-to-market with many solutions for emerging technologies. Our technological leadership includes linking different OSS product systems together.

We use leading edge, state-of-the art components from major technology providers to design purpose-built systems that solve customer problems in an efficient, cost-effective manner. We apply the component technology provided by Intel, AMD, NVIDIA, Micron, Broadcom, Microchip, and others to deliver solutions to provide true value to our customers.

Four technologies are fundamental to the edge computing space: edge servers, GPU compute accelerators, flash memory-based storage, and high-speed switch fabric for data acquisition I/O. These technologies enable systems to ingest, process and store data at significantly higher rates than traditional systems. By harnessing these components, customers can process data much more quickly and in a more secure manner and, as a result, turn raw data into advantage in action.

Rugged Edge Servers

While simple AI applications, such as facial recognition to open a door to a secure area, may run on a traditional low power embedded processor, the needs of edge computing applications require datacenter-class server performance brought to a mobile platform. The sheer amount and speed of sensor processing, sensor fusion and AI/ML processing for operating an autonomous vehicle or a mobile weapon system requires multiple high-speed digitizers, high-performance networking, the fastest flash storage devices, and server-class processors. We enable the power of the datacenter to be deployed at the edge without compromising performance by employing groundbreaking ruggedization and cooling technologies for edge servers operating from various vehicle AC and DC power sources in small spaces.

GPU Compute Acceleration

When GPU technology and solid-state flash were first introduced, we began designing systems that maximize the effectiveness of these technologies. We now produce compute-systems with large numbers of GPUs and flash memory that communicate over PCIe and allow faster processing, data storage, and data retrieval. The more GPUs and flash devices available to a server, the faster that system can process and store data.

The capabilities and speed of GPU accelerated computers are driving significant advances in AI and machine learning. Massive amounts of data are collected, stored, and analyzed by today’s sophisticated algorithms. We are enabling the growth of such AI capability by adding scale with rugged systems that complement the highest performance rugged servers.

High Density Solid-State Storage

The proliferation of larger and larger data sets used in edge computing, including AI, is feeding the need for higher capacity and higher performance storage devices. Traditionally, companies have used hard disk drives for their primary storage. Hard disk drive-based systems are being replaced by flash memory-based systems, which offer higher capacity, performance, reliability, and ruggedness. Flash-based storage systems also consume significantly less power. Our solutions offer the highest capacity and performance with the addition of removable media which enables the quick transportation and delivery of massive amounts of data.

Switch Fabrics For High Speed Data

At the front-end of edge compute systems is high speed data acquisition technology through switch fabrics. Depending on the application, data can be generated from a wide array of sensors and inputs. In many cases, such as autonomous driving or a mobile weapon system, platform data is generated through arrays of video, Light Detection and Ranging (“LIDAR”), radar, Forward Looking Infrared (“FLIR”), Radio Frequency (“RF”), and other computationally intensive sensors. Our PCI express based switch fabrics provide the highest speed and lowest latency data acquisition and movement.

When PCIe was introduced in 2005, we were the first company to produce PCIe over cable adapters allowing system-to-system communication at the same speed as internal Input/Output (“I/O”) expansion, significantly reducing latency. Today, we are one of the largest providers of PCIe adapters and expansion components used worldwide.

Business Strategy

We continue to execute our strategic commitment to the rugged edge HPC market, and we believe that our engagement in the markets and with customers, supported by our portfolio of products and solutions, validates this approach. In this portfolio, we are witnessing some of our highest margins, repeat business, and expanding levels of interest. To this end, we have built a five year pipeline of target opportunities in excess of one billion dollars.

Although we are seeing progress, it will continue to take time to pursue, secure, and turn these target opportunities into increased revenue and profits, especially as we secure platform and incumbent positions in the military market. As part of this strategy, we are consistently focusing on expanding the number of customers and platforms while also securing multi-year contract opportunities. We believe this focus provides us with a unique opportunity to drive growth and shareholder value. We will continue to execute current profitable business where we offer product and solution differentiation, but our primary focus will be on our rugged edge HPC strategy.

We continue to see and pursue opportunities in both the commercial/industrial and military/government segments. In our military business, we will leverage commerciality to maintain margins. Commerciality is the ability to use commercial market pricing in defense procurements. We believe a balanced portfolio of commercial and military customers can serve as a strategic benefit in execution of the business, strategy, and growth. We believe that both commercial and military markets are currently seeing an influx of autonomy and AI/ML applications that may be driving market growth and strengthening opportunities. We believe commercial adoption of AI/ML is dramatically moving to the edge across almost all business segments. We believe that military spend on autonomy and AI/ML represents one of the fastest areas of growth as the US and allied nations look to augment existing capabilities and field new sensors, platforms and weapon systems to maintain advantage over adversaries.

During 2025, we expanded our PCIe expansion portfolio with the launch of Ponto, a PCIe Gen 5 datacenter-focused expansion platform, and announced next-generation PCIe Gen 6.0 cable adapters and related expansion products to address emerging high-wattage AI accelerator requirements.

A key element of our business strategy is a product strategy based on technology leadership. We believe a first-to-market strategy is key to our ability to continue to win significant opportunities. As a result, we continue to develop new state-of-the-art products across a range of HPC demand, aiming to provide a unique value proposition for our customers in the targeted spaces. Current engagements for our products in the military space cover various autonomy, sensor fusion and AI/ML applications, including for aircraft, drones, ships, helicopters, and land vehicles, as the Pentagon prioritizes incorporating advanced technologies into their equipment. We have pursued these engagements throughout 2025 by incorporating an AI compute and storage product strategy that applies OSS expertise in three product levels that cover the needs of land, sea and air deployments.

At the high end, we introduced Torrey Break, which is an edge super-computing platform based on the latest PCIe 5.0 technology. We believe that this product is currently the highest performance, most compact supercomputer in the market that can survive the most demanding edge environments, especially those in military programs available today and in the future. It brings to market the latest in Graphics Processing Units (“GPU”), Central Processing Unit (“CPU”), high speed PCI express switch fabric, and memory products in a rugged compact form factor, to meet sensor processing, sensor fusion and AI/ML applications in this space. Torrey Break has lead customer interest from multiple large military prime contractors as well as the U.S. Department of Defense (“DOD”) directly for key, high visibility programs that we are pursuing.

At the mid-level, we have fielded our Short-depth Servers (“SDS”) in many commercial and government program wins due to its flexibility. The SDS provides integrated AI compute, data recording, and storage at a performance level approaching Rigel, suitable for wider market adoption. In 2025, the 3U SDS was adopted by two additional original equipment manufacturer ("OEM") customers in medical and government markets that accounted for two new program wins. These systems utilized our first-to-market advanced cold plate liquid cooling technologies that widen the environments in which the SDS can be deployed. Top commercial applications for the SDS include edge data analytics for applications in medical and autonomy. Top applications for government use include AI sensor fusion, simulation, capturing AI datasets through data recording, and serving high-speed data to crews with our Ion Accelerator™ data storage software in ships, submarines, and aircraft.

At the low end of performance, but with a higher level of ruggedization, we have shipped our Sensor Concentrator, Cernis™ and Donati™ to more government customers. These products create the most compact solution for autonomy, AI/ML, and visualization, such as 360-degree situational awareness. The Sensor Concentrator, Donati CPU/GPU compute and visualization systems are interconnected using the Cernis PCIe switch, creating an optimized data path that takes advantage of OSS low latency breakthroughs in PCIe interconnect, typically found in higher performance products like Torrey Break and SDS servers, while being highly rugged for use in wheeled and tracked land vehicles that require conduction cooling.

Our ability to drive the leading edge of technology is enhanced by our strong relationships with strategic component manufacturers, including NVIDIA (for GPUs, ARM processors and networking), NetList and Micron (for flash memory), Broadcom (for PCIe switch components), Microchip (for vehicle rated switch and functional safety processors), and Intel and AMD (for CPUs). In many cases, we have access to product roadmaps and other technical information relating to future technology. Access to this information allows us to begin our design process well before the future components we are designing even exist. We have also expanded our market relationships to embrace companies in the AI/ML software space. These efforts allow us to establish relationships that enable our ability to offer end-to-end solutions for customers while also creating opportunity for these software companies to standardize on our hardware platforms.

We anticipate that the steps we have taken in implementing our strategy and the fast-growing markets that we are pursuing will help to provide accelerated revenue and margin growth for the Company over the coming years.

Corporate Information

The Company was originally incorporated as a California corporation in 1999, after initially being formed as a California limited liability company in 1998. On December 14, 2017, the Company was reincorporated as a Delaware corporation in connection with its initial public offering. Our principal executive offices are located at 2235 Enterprise Street, Suite 110, Escondido, California 92029. Our telephone number is (760) 745-9883 and our corporate website is http://www.onestopsystems.com. Unless expressly noted, none of the information on our corporate website is part of this prospectus supplement or accompany prospectus.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

The Securities We May Offer

With this prospectus, we may offer common stock; preferred stock; debt securities; warrants to purchase our common stock, preferred stock or debt securities; subscription rights to purchase our common stock, preferred stock or debt securities; and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;
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aggregate principal amount or aggregate offering price;
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maturity, if applicable;
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original issue discount, if any;
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rates and times of payment of interest or dividends, if any;
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redemption, conversion, exchange or sinking fund terms, if any;
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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates, and in the securities or other property receivable upon conversion or exchange;
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ranking;
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restrictive covenants, if any; and
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voting or other rights, if any.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities registered hereunder on a continuous or delayed basis to or through underwriters, dealers or agents, or directly to purchasers. The prospectus supplement, which we will provide to you each time we offer such securities registered hereunder, will set forth the names of any underwriters, dealers or agents involved in the sale of such securities, and any applicable fee, commission, or discount arrangements with them.

The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, including securities convertible into or exercisable for shares of common stock.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities may be issued under one or more documents called indentures, which are contracts between our Company and a trustee for the holders of the debt securities, or may be issued without the use of an indenture. If debt securities are issued without the use of an indenture, all the terms of such debt security shall be included in the form of such debt security. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures, if any, or the forms of such debt securities, as applicable, that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and/or forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock, or debt securities, from time to time. We may issue warrants independently or together with common stock, preferred stock, warrants, debt securities, subscription rights, or units, and the warrants may be attached to or separate from such securities. Our board of directors will determine the terms of the warrants.

The warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between our Company and a warrant trustee for the holders of the warrants. We may also choose to act as our own warrant trustee. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the warrant certificates and, if applicable, the warrant indentures, that contain the terms of the warrants. Specific warrant certificates and, if applicable, warrant indentures, will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Subscription Rights

We may offer subscription rights to purchase shares of our common stock or preferred stock, warrants, debt securities, or units. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights. In this prospectus, we have summarized certain general features of the subscription rights under “Description of Subscription Rights.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the subscription rights being offered. We may evidence each series of subscription rights by a separate rights agreement to be entered into between the Company and a bank or trust company, as rights agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any rights agreement that describe the terms of the series of subscription rights we are offering before the issuance of the related series of such subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants, debt securities, and/or subscription rights. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent. We may also choose to act as our own unit agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any unit agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward- looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our headquarters, 2235 Enterprise Street, Suite 100, Escondido, California 92029, during normal business hours.

Information about us is also available at our website at However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

• Our Annual report on Form 10-K for year ended December 31, 2025, filed with the SEC on March 18, 2026;

• Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 6, 2026;

• Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 5, 2026;

• Our Current Reports on Form 8-K filed on January 6, 2026, May 19, 2026 and August 5, 2026;

• The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed by the Company with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 29, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026; and

• Filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to One Stop Systems, Inc., Attn: Chief Executive Officer, 2235 Enterprise Street, Suite #110, Escondido, California 92029, telephone number (760) 745-9983. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through the Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

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the terms of the offer;
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the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
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the purchase price of the securities from us;
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the net proceeds to us from the sale of the securities;
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any delayed delivery arrangements;
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any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
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in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
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any public offering price; and
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other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our amended and restated certificate of incorporation (“Charter”), amended and restated bylaws (as amended, “Bylaws”), and of the General Corporation Law of the State of Delaware. For more detailed information, please see our Charter and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the General Corporation Law of the State of Delaware. We reincorporated in the State of Delaware on December 14, 2017.

Our Charter provides for one class of common stock. In addition, our Charter authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 60,000,000 shares, all with a par value of $0.0001 per share, of which:

•50,000,000 shares are designated as common stock; and

•10,000,000 shares are designated as preferred stock.

As of July 31, 2026, there were 24,945,188 shares of our common stock outstanding and held of record by approximately 100 stockholders.

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote, including the election of directors. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Charter or required by law or regulation, all matters to be voted on by our stockholders must be approved by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Dividends may be declared and paid on shares of our common stock as and when determined by our board of directors, subject to any preferential dividend or other rights of any then outstanding preferred stock and to the requirements of applicable law. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares, and there are no redemption or sinking funds provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

There are no shares of preferred stock outstanding. Under the terms of our Charter, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Options

As of July 31, 2026, options to purchase 528,550 shares of our common stock were outstanding, of which, 428,550 were vested and exercisable as of that date.

Restricted Stock Units

As of July 31, 2026, 1,040,231 restricted stock units were outstanding, of which 0 were vested as of that date.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Some provisions of Delaware law, our Charter and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders may be called only by chairman of our board of directors, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Removal of Directors

Our Charter provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our Charter provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Charter or Bylaws; (4) any action to interpret, apply, enforce or determine the validity of our Charter or Bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock.

The provisions of Delaware law, our Charter and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vinyl Equity. The transfer agent and registrar's address is: Vinyl Equity 18 Lafayette Place Woodmere, New York 11598.

Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “OSS.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more series under an indenture, to be entered into between us and a third party trustee, or may be issued without the use of an indenture. If such debt securities are issued with the use of an indenture, the indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and/or the terms of the debt securities, as applicable. If debt securities are issued without the use of an indenture, all the terms of such debt security shall be included in the form of such debt security. If debt securities are issued, whether pursuant to an indenture or without an indenture, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of debt securities and a description of how the general terms and provisions described below may apply to that series of debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any supplemental indenture describing the terms and conditions of debt securities we are offering before the issuance of such debt securities.

We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

If we issue debt securities pursuant to an Indenture, the following provisions shall apply unless otherwise specified in the applicable prospectus supplement with respect to such issuance of debt securities:

General

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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the title of the series;
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the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
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any limit on the aggregate principal amount;
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the date or dates on which principal is payable;
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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
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the place or places where principal and, if applicable, premium and interest, is payable;
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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
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the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
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whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
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the currency of denomination;
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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
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the provisions, if any, relating to any collateral provided for such debt securities;
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any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
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any events of default, if not otherwise described below under “Events of Default”;
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the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement may be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities. In addition, we will seek the consent of the holders of any such senior indebtedness, if any, prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness, if any.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•
the conversion or exchange price;
•
the conversion or exchange period;
•
provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
•
events requiring adjustment to the conversion or exchange price;
•
provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
•
any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•
the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•
we fail to pay any principal or premium, if any, when it becomes due;
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we fail to pay any interest within 30 days after it becomes due;
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we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and
•
certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

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all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
•
all lawful interest on overdue interest and overdue principal has been paid; and
•
the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•
the holder gives to the trustee written notice of a continuing event of default;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
•
the trustee fails to institute a proceeding within 60 days after such request; and
•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•
to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
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to provide for certificated debt securities in addition to uncertificated debt securities;
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to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
•
to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•
reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
•
reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
•
reduce the principal of or change the stated maturity of the debt securities;
•
make any debt security payable in money other than that stated in the debt security;
•
change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
•
waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
•
waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
•
take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•
to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1. to register the transfer or exchange of such debt securities;

2. to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3. to compensate and indemnify the trustee; or

4. to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•
to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that

•
purpose:
•
money;
•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or
•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money; that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940; in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and
•
certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

If debt securities are issued under an indenture, we will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures, if any, and the debt securities will be governed by, and construed in accordance with, the laws of the State of California.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

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the title of the debt warrants;
•
the offering price for the debt warrants, if any;
•
the aggregate number of the debt warrants;
•
the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
•
if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
•
the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•
the dates on which the right to exercise the debt warrants will commence and expire;
•
if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
•
whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•
information with respect to book-entry procedures, if any;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material U.S. federal income tax considerations;
•
the antidilution provisions of the debt warrants, if any;
•
the redemption or call provisions, if any, applicable to the debt warrants;
•
any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and
•
any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•
the title of the warrants;
•
the offering price for the warrants, if any;
•
the aggregate number of warrants;
•
the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
•
the dates on which the right to exercise the warrants shall commence and expire;
•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material U.S. federal income tax considerations;
•
the antidilution provisions of the warrants, if any;
•
the redemption or call provisions, if any, applicable to the warrants;
•
any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•
any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•
to vote, consent, or receive dividends;
•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•
exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•
the price, if any, for the subscription rights;
•
the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
•
the number of subscription rights to be issued to each stockholder;
•
the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
•
the extent to which the subscription rights are transferable;
•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units

LEGAL MATTER

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of One Stop Systems, Inc. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, incorporated by reference in this prospectus, have been incorporated by reference herein in reliance upon the report of Haskell & White LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in auditing and accounting.

Up to $50,000,0000 of Common Stock

ONES STOP SYSTEMS, INC.

PROSPECTUS SUPPLEMENT

Piper Sandler

October 28, 2026